UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 20, 2011

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2011, AAR CORP. (“AAR”), AAR International, Inc., a wholly-owned subsidiary of AAR (“Buyer”), and Teleflex Incorporated (“Seller”) entered into a Purchase Agreement (the “Purchase Agreement “), pursuant to which, subject to the terms and conditions set forth in the Purchase Agreement, Buyer will acquire (the “Acquisition”) Seller’s business units that design, engineer and manufacture on-board baggage and cargo-handling systems for wide-body, narrow-body and regional aircraft and air cargo containers and pallets (collectively, the “Business”).

The aggregate purchase price for the Business will be $280 million (along with the assumption by Buyer of certain liabilities related to the Business), subject to possible upward or downward adjustment following closing based on certain provisions in the Purchase Agreement relating to the working capital and indebtedness of the Business measured as of the open of business on the closing date.  The closing of the Acquisition is subject to the receipt of certain customer consents and other customary closing conditions.  We expect the Acquisition to close by the end of the calendar year.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.  A copy of the Purchase Agreement is filed as Exhibit 2.1, and is incorporated into this Item 1.01 by reference.

The Purchase Agreement has been included to provide security holders with information regarding its terms.  It is not intended to provide any other factual information about AAR, Buyer or Seller.  The representations and warranties contained in the Purchase Agreement are made to, and solely for the benefit of, the parties to the Purchase Agreement.  The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure letter that Seller provided in connection with signing the Purchase Agreement.  Moreover, certain representations and warranties in the Purchase Agreement are made for the purpose of allocating risk between the parties, rather than establishing matters as facts.  Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Purchase Agreement and are modified in important respects by the confidential disclosure letter.

Item 8.01.   Other Events.

On October 21, 2011, AAR issued a press release announcing the execution and delivery of the Purchase Agreement.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

2.1

Purchase Agreement dated as of October 20, 2011 by and among Teleflex Incorporated, AAR International, Inc. and, solely for the purposes set forth therein, AAR CORP. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K; a copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request)

99.1	Press Release issued by AAR CORP. dated October 21, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     October 25, 2011

AAR CORP.

By:	/s/ ROBERT J. REGAN
Robert J. Regan
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1

Purchase Agreement dated as of October 20, 2011 by and among Teleflex Incorporated, AAR International, Inc. and, solely for the purposes set forth therein, AAR CORP. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K; a copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request)

99.1	Press Release issued by AAR CORP. dated October 21, 2011